SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                     THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) May 9, 2000
                                  -----------




                           GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




300 Renaissance Center, Detroit, Michigan                    48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313) 556-5000
                                                         --------------


















                                      - 1 -
ITEM 5. OTHER EVENTS

     On May 9, 2000, General Motors Corporation's (GM) subsidiary, Hughes Electronics Corporation (Hughes), issued a press release announcing that its' subsidiary, DIRECTV, Inc., formed a distribution, pay-per-view and marketing alliance with Blockbuster. The release is as follows:

                  Blockbuster and DIRECTV Form Distribution,
                       Pay-Per-View and Marketing Alliance

              Companies Plan Co-Branded Pay-Per-View Service on
               DIRECTV Platform, and to Sell DIRECTV Systems in
                       5,000 Blockbuster Stores Nationwide

      DALLAS and EL SEGUNDO, CA, May 9, 2000 - Blockbuster Inc. (NYSE: BBI), the leading renter of video movies and video games, and DIRECTV, Inc., provider of the nation's leading satellite television service, announced today a multi-year agreement to expand Blockbuster's traditional video rental business for the first time to pay-per-view via the DIRECTV(R)service and cross market each other's products to more than 50 million combined DIRECTV and Blockbuster households. Blockbuster is a publicly traded subsidiary of Viacom, Inc. (NYSE: VIA, VIAB).

      The agreement also opens a new distribution channel for DIRECTV through the 5,000 Blockbuster stores in the United States, including participating franchise stores, which will begin selling DIRECTV System equipment and service in Blockbuster stores.

      Under the agreement, the companies plan on introducing a co-branded pay-per-view service on DIRECTV. DIRECTV currently offers as many as 55 pay-per-view choices per day and Blockbuster and DIRECTV will work together to increase the selection and variety of movies available.

      "DIRECTV and Blockbuster are two of the most recognized brand names in home entertainment, having redefined both the pay-per-view experience and video-rental experience in the United States," said Bill Casamo, president of DIRECTV Merchandising, Inc. "Together we have an opportunity to promote our products to millions of existing and prospective customers, and deliver a compelling portfolio of home entertainment services."

      "Blockbuster is expanding its universe into the fast-growing, satellite pay-per-view market, giving our members more options for home entertainment than ever before," said John Antioco, chairman and CEO for Blockbuster Inc. "Our goal, which we are highly motivated to achieve under this agreement, is to add significantly to our financial outlook by having as many Blockbuster customers as possible subscribe to DIRECTV and enjoy movies over pay per view.

      "We believe that through our store traffic, our direct mail and blockbuster.com we can acquire more DIRECTV customers than anyone else and increase DIRECTV's pay-per-view revenues to the benefit of both companies while at the same time continuing to grow our store-based video rental business. The overall effect should be that we grow the entire home entertainment category."

      Beginning in the third quarter of this year, Blockbuster will sell DIRECTV Systems in Blockbuster stores. The DIRECTV Home Services Network will facilitate installation of DIRECTV Systems purchased by Blockbuster customers. DIRECTV will also receive significant promotional support that includes signage and in-store displays, and both companies will promote the alliance through a variety of local and national marketing and advertising programs.




                                      - 2 -

      DIRECTV, Inc. is the nation's leading provider of digital television entertainment service with more than 8.5 million customers, including customers subscribing to PRIMESTAR by DIRECTV. DIRECTV, Inc., a unit of Hughes Electronics Corporation. Hughes Electronics is the world's leading provider of digital television entertainment, and satellite and wireless systems and services. The earnings of Hughes Electronics, a unit of General Motors Corporation, are used to calculate the earnings per share attributable to the General Motors Class H common stock (NYSE: GMH).

      Blockbuster Inc. (NYSE: BBI) is a publicly traded subsidiary of Viacom Inc. and is the world's leading renter of videos, DVDs and video games with more than 7,200 stores in the United States, its territories and 26 other countries. The company may be accessed internationally at blockbuster.com. Viacom Inc. is one of the world's largest entertainment companies and a leading force in nearly every segment of the international media marketplace.

      Editor's Note: Photos of Bill Casamo and John Antioco are available for editorial use at www.wirepix.com/newsphotos.


                                 * * * * * *


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    May 9, 2000
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                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)
























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